Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2021

BOSTON, MA (February 16, 2022) – Brightcove Inc. (NASDAQ: BCOV) the global leader in video for business, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

“Brightcove’s fourth quarter performance was highlighted by the introduction of two important new solutions, Brightcove Marketing Studio and Brightcove Corp TV. These products will enhance our customer’s ability to monetize content, sell products and engage with internal audiences and represent exciting new growth opportunities for Brightcove,” said Jeff Ray, Brightcove’s Chief Executive Officer.

Ray added, “The recent announcement of Marc DeBevoise to be my successor as Brightcove’s CEO is a compelling choice to lead the company through its next phase of growth. His extensive experience in technology, media, direct-to-consumer and streaming gives him a unique perspective on the power of video to connect with audiences and inspire them to take action.”

Fourth Quarter 2021 Financial Highlights:

•

Revenue for the fourth quarter of 2021 was $52.6 million, a decrease of 2% compared to $53.7 million for the fourth quarter of 2020. Subscription and support revenue was $50.3 million, a decrease of 1% compared to $50.7 million for the fourth quarter of 2020.

•

Gross profit for the fourth quarter of 2021 was $34.7 million, representing a gross margin of 66% compared to a gross profit of $34.2 million for the fourth quarter of 2020. Non-GAAP gross profit for the fourth quarter of 2021 was $35.3 million, representing a non-GAAP gross margin of 67%, compared to a non-GAAP gross profit of $34.8 million for the fourth quarter of 2020. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $1.1 million for the fourth quarter of 2021, compared to an income of $1.6 million for the fourth quarter of 2020. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $4.7 million for the fourth quarter of 2021, compared to non-GAAP operating income of $5.4 million during the fourth quarter of 2020.

•

Net income was $417,000, or $0.01 per diluted share, for the fourth quarter of 2021. This compares to a net income of $2.0 million, or $0.05 per diluted share, for the fourth quarter of 2020. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets and merger-related expense, was $4.0 million for the fourth quarter of 2021, or $0.10 per diluted share, compared to non-GAAP net income of $5.8 million for the fourth quarter of 2020, or $0.14 per diluted share.

•

Adjusted EBITDA was $5.9 million for the fourth quarter of 2021, compared to adjusted EBITDA of $6.8 million for the fourth quarter of 2020. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $4.8 million for the fourth quarter for 2021, compared to $12.4 million for the fourth quarter of 2020.

•

Free cash flow was $2.3 million after the company invested $2.6 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2021. Free cash flow was $10.9 million for the fourth quarter of 2020.

•	Cash and cash equivalents were $45.7 million as of December 31, 2021 compared to $45.3 million as of September 30, 2021.

Full Year 2021 Financial Highlights:

•

Revenue for the full year 2021 was $211.1 million, an increase of 7% compared to $197.4 million for 2020. Subscription and support revenue for 2021 was $198.9 million, an increase of 6% compared to $187.3 million for 2020.

•

Gross profit was $138.1 million for 2021, representing a gross margin of 65%, compared to $121.3 million for 2020. Non-GAAP gross profit was $140.5 million for 2021, representing a non-GAAP gross margin of 67%, compared to $123.7 million for 2020. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $7.6 million for 2021, compared to a loss from operations of $5.3 million for 2020. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $18.9 million for 2021, compared to non-GAAP income from operations of $15.2 million for 2020.

•

Net income was $5.4 million, or $0.13 per diluted share, for 2021. This compares to a net loss of $5.8 million, or $0.15 per diluted share, for 2020. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and executive severance and restructuring expense, was $16.8 million for 2021, or $0.40 per diluted share, compared to non-GAAP net income of $14.7 million for 2020, or $0.36 per diluted share.

•

Adjusted EBITDA was $24.2 million for 2021, compared to an adjusted EBITDA of $20.5 million for 2020. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, executive severance and restructuring expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $19.6 million for 2021, compared to cash flow from operations of $21.3 million for 2020.

•	Free cash flow was $10.7 million after the company invested $8.8 million in capital expenditures and capitalization of internal-use software during 2021. Free cash flow was $12.6 million for 2020.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $95,360 in the fourth quarter of 2021, excluding starter customers who had average annualized revenue of $4,100 per customer. This compares to $97,220 in the comparable period in 2020. Our ARPU was down YoY from $97,220 to $95,360, due to the impact of one time events in Japan last Q4. Excluding these events, our 4th quarter 2020 ARPU was $92.262, and we are up 3% year-over-year.

•	Recurring dollar retention rate was 94% in the fourth quarter of 2021, which was in-line with our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,135 customers, of which 2,227 were premium.

•

New customers and customers who expanded their relationship during the fourth quarter include: For Us By US Network (FUBU), Blue Buffalo, Verasity, Dallas Black Dance Theatre, and Reelz, Ford Motor Company, among others.

•

Appointed Marc DeBevoise as Chief Executive Officer and Board Director. DeBevoise brings over 20 years of experience in technology, media, direct-to-consumer, and streaming to Brightcove. He previously served as the Chief Digital Officer of ViacomCBS, CEO & President of CBS Interactive, and held leadership roles at Starz and NBCUniversal. As the architect of CBS’s digital strategy, DeBevoise positioned the company as a leading multi-platform content company with a top 10 consumer Internet portfolio and a leadership position in ad-supported and subscription direct-to-consumer streaming.

•

Acquired Wicket Labs, an audience insights company that gives users visibility into content and subscriber analytics. Brightcove customers will have access to content and subscriber insights to make data-driven decisions to improve subscriber acquisition, conversions, engagement, and retention. These insights will provide organizations greater understanding of audience dynamics, sources of new subscribers, the subscriber journey, and how to increase subscription revenue through data visualizations and dashboards

Business Outlook

Based on information as of today, February 16, 2022, the Company is issuing the following financial guidance.

First Quarter 2022:

•	Revenue is expected to be in the range of $50.5 million to $51.5 million, including approximately $2.0 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.0 million to $2.0 million, which excludes stock-based compensation of approximately $2.5 million, and the amortization of acquired intangible assets of approximately $0.6.

•

Adjusted EBITDA is expected to be in the range of $2.3 million to $3.3 million, which excludes stock-based compensation of approximately $2.5 million, the amortization of acquired intangible assets of approximately $0.6 million, depreciation expense of approximately $1.3 million and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.02 to $0.04, which excludes stock-based compensation of approximately $2.5 million, the amortization of acquired intangible assets of approximately $0.6 million, and assumes approximately 42.0 million weighted-average shares outstanding.

Full Year 2022:

•	Revenue is expected to be in the range of $207 million to $215 million, including approximately $9.3 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $7.0 million to $11.0 million, which excludes stock-based compensation of approximately $11.1 million, the amortization of acquired intangible assets of approximately $2.1 million.

•

Adjusted EBITDA is expected to be in the range of $15.0 million to $19.0 million, which excludes stock-based compensation of approximately $11.1 million, the amortization of acquired intangible assets of approximately $2.1 million, depreciation expense of approximately $7.9 million and other income/expense and the provision for income taxes of approximately $1.2 million.

•

Non-GAAP earnings per diluted share is expected to be $0.14 to $0.23, which excludes stock-based compensation of approximately $11.1 million, the amortization of acquired intangible assets of approximately $2.1 million and assumes approximately 42.6 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 16, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13726883. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove creates the world’s most reliable, scalable, and secure video technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 70 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook.

Visit www.brightcove.com. Brightcove. Video that means business™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter and full year 2022, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition;

expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, restructuring and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$45,739	$37,472
Accounts receivable, net of allowance	29,866	29,305
Prepaid expenses and other current assets	18,625	18,738

Total current assets	94,230	85,515
Property and equipment, net	20,514	15,968
Operating lease right-of-use asset	24,891	8,699
Intangible assets, net	9,276	10,465
Goodwill	60,902	60,902
Other assets	6,655	5,254

Total assets	$216,468	$186,803

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,039	$10,456
Accrued expenses	20,925	25,397
Operating lease liability	2,600	4,346
Deferred revenue	62,057	58,741

Total current liabilities	96,621	98,940
Operating lease liability, net of current portion	22,801	5,498
Other liabilities	786	2,763

Total liabilities	120,208	107,201
Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	298,793	287,059
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(662)	(188)
Accumulated deficit	(201,041)	(206,438)

Total stockholders’ equity	96,260	79,602

Total liabilities and stockholders’ equity	$216,468	$186,803

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenue:
Subscription and support revenue	$50,262	$50,728	$198,929	$187,341
Professional services and other revenue	2,379	2,962	12,164	10,012

Total revenue	52,641	53,690	211,093	197,353
Cost of revenue: (1) (2)
Cost of subscription and support revenue	15,933	16,834	62,773	67,124
Cost of professional services and other revenue	2,050	2,624	10,255	8,973

Total cost of revenue	17,983	19,458	73,028	76,097

Gross profit	34,658	34,232	138,065	121,256

Operating expenses: (1) (2)
Research and development	7,677	7,779	31,718	33,978
Sales and marketing	18,447	17,442	71,177	59,812
General and administrative	7,439	7,388	29,261	27,021
Merger-related	—	—	300	5,768
Other (benefit) expense	—	—	(1,965)	—

Total operating expenses	33,563	32,609	130,491	126,579

Income (loss) from operations	1,095	1,623	7,574	(5,323)
Other (expense) income, net	(438)	419	(1,375)	128

Income (loss) before income taxes	657	2,042	6,199	(5,195)
Provision for income taxes	240	21	802	618

Net income (loss)	$417	$2,021	$5,397	$(5,813)

Net income (loss) per share—basic and diluted
Basic	$0.01	$0.05	$0.13	$(0.15)
Diluted	0.01	0.05	0.13	(0.15)

Weighted-average shares—basic and diluted
Basic	41,151	39,932	40,717	39,473
Diluted	41,684	41,646	42,200	39,473
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$126	$140	$627	$592
Cost of professional services and other revenue	102	81	401	314
Research and development	416	239	1,677	1,078
Sales and marketing	875	699	2,957	3,139
General and administrative	1,215	902	4,306	3,662
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$414	$335	$1,420	$1,501
Sales and marketing	407	477	1,652	1,909

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
Operating activities	2021	2020

Net income (loss)	$5,397	$(5,813)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,322	8,695
Stock-based compensation	9,968	8,785
Provision for reserves on accounts receivable	159	648
Changes in assets and liabilities:
Accounts receivable	(846)	1,358
Prepaid expenses and other current assets	1,281	(6,918)
Other assets	(1,437)	(1,937)
Accounts payable	(683)	1,014
Accrued expenses	(5,209)	5,600
Operating leases	(634)	182
Deferred revenue	3,245	9,698

Net cash provided by operating activities	19,563	21,312

Investing activities
Cash paid for asset purchase	(2,000)	—
Purchases of property and equipment, net of returns	(2,205)	(2,362)
Capitalization of internal-use software costs	(6,637)	(6,362)

Net cash used in investing activities	(10,842)	(8,724)

Financing activities
Proceeds from exercise of stock options	2,846	2,216
Deferred acquisition payments	(475)	—
Proceeds from debt	—	10,000
Debt paydown	—	(10,000)
Other financing activities	(1,669)	(631)

Net cash provided by financing activities	702	1,585

Effect of exchange rate changes on cash and cash equivalents	(1,156)	540

Net increase in cash and cash equivalents	8,267	14,713
Cash and cash equivalents at beginning of period	37,472	22,759

Cash and cash equivalents at end of period	$45,739	$37,472

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GROSS PROFIT:
GAAP gross profit	$34,658	$34,232	$138,065	$121,256
Stock-based compensation expense	228	221	1,028	906
Amortization of acquired intangible assets	414	335	1,420	1,501
Restructuring	—	—	—	51

Non-GAAP gross profit	$35,300	$34,788	$140,513	$123,714

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$1,095	$1,623	$7,574	$(5,323)
Stock-based compensation expense	2,734	2,061	9,968	8,785
Amortization of acquired intangible assets	821	812	3,072	3,410
Merger-related	—	—	300	5,768
Restructuring	—	873	—	2,583
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP income from operations	$4,650	$5,369	$18,949	$15,223

NET INCOME (LOSS):
GAAP net income (loss)	$417	$2,021	$5,397	$(5,813)
Stock-based compensation expense	2,734	2,061	9,968	8,785
Amortization of acquired intangible assets	821	812	3,072	3,410
Merger-related	—	—	300	5,768
Restructuring	—	873	—	2,583
Other (benefit) expense	—	—	(1,965)	—

Non-GAAP net income	$3,972	$5,767	$16,772	$14,733

GAAP diluted net income (loss) per share	$0.01	$0.05	$0.13	$(0.15)

Non-GAAP diluted net income per share	$0.10	$0.14	$0.40	$0.36

Shares used in computing GAAP diluted net income (loss) per share	41,684	41,646	42,200	39,473
Shares used in computing Non-GAAP diluted net income (loss) per share	41,684	41,646	42,200	40,449

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income (loss)	$417	$2,021	$5,397	$(5,813)
Other expense, net	438	(419)	1,375	(128)
Provision for income taxes	240	21	802	618
Depreciation and amortization	2,038	2,199	8,322	8,695
Stock-based compensation expense	2,734	2,061	9,968	8,785
Merger-related	—	—	300	5,768
Restructuring	—	873	—	2,583
Other (benefit) expense	—	—	(1,965)	—

Adjusted EBITDA	$5,867	$6,756	$24,199	$20,508